UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2004

HRPT PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-9317 (Commission file number)	04-6558834 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

Registrant’s telephone number, including area code:  617-332-3990

Item 5. Other Events.

As previously reported, on April 16, 2004, we entered agreements to acquire all of the limited and general partnership interests of Hallwood Realty Partners, L.P., or Hallwood, for $250 million, subject to adjustment based on contract terms. Hallwood is a publicly traded limited partnership which owns a portfolio of office and industrial properties that contain 5.2 million square feet of space located in seven metropolitan areas. The Hallwood properties are currently leased to approximately 500 tenants and current lease terms vary considerably, expiring between 2004 and 2020. In addition to the estimated cash purchase price, we expect to assume approximately $206 million of Hallwood’s outstanding debt. The terms of Hallwood’s debt permit prepayment at various times; some of this debt repayment may require premiums according to contractual formulas. We intend to prepay approximately $100 million of such debt at or shortly after closing and prepay approximately $77.5 million of additional debt in or around July 2005. We believe at the time of the acquisition Hallwood will have net working capital of approximately $57 million. After deducting estimated debt repayment premiums, transaction related fees and costs and certain adjustments based on contract terms, we believe the estimated aggregate acquisition cost to be approximately $430 million. We intend to fund the purchase of the Hallwood limited and general partnership interests and repayment of Hallwood debt with cash on hand and by borrowing under our revolving credit facility. Completion of this transaction is subject to various terms, conditions and contingencies customary in transactions of this type, including a majority vote of Hallwood’s limited partners. In the event Hallwood accepts a higher offer, Hallwood has agreed to pay us a break up fee of $10 million plus a portion of our expenses. We expect the closing to occur in July 2004.

In unrelated transactions, we acquired the following additional properties between January 1, 2004 and May 31, 2004 (dollars and square feet in thousands):

Date Acquired	Location	Number of Properties	Square Feet	Purchase Price (1)
2/11/04	Arnold, MO	1	65	$ 8,343
2/24/04	Quincy, MA	1	46	7,739
4/28/04	Memphis, TN	1	111	21,127
		3	222	$37,209
(1) Includes closing costs.

We funded these purchases with cash on hand plus borrowings under our unsecured revolving credit facility.

1

Pursuant to the requirements of Rule 3-14 of Regulation S-X, this Current Report on Form 8-K includes a Statement of Revenues and Certain Operating Expenses for Hallwood for the three months ended March 31, 2004 (unaudited) and for the year ended December 31, 2003, as well as pro forma financial data for HRPT Properties Trust which includes the proposed Hallwood acquisition and other acquisitions completed by us since January 1, 2004 (balance sheet) and January 1, 2003 (statements of income). Because changes will likely occur in occupancy, rents and expenses experienced by Hallwood and the acquired properties and because the Hallwood acquisition may not be completed, the historical financial statements and pro forma financial data presented should not be considered as a projection of future results.

FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HRP’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED. FOR EXAMPLE, THE RENTS IN EXCESS OF OPERATING EXPENSES MAY BE LESS THAN CURRENTLY EXPECTED DUE TO CHANGING MARKET CONDITIONS, INCREASED EXPENSES OR FOR OTHER REASONS. ALSO, VARIOUS CLOSING CONDITIONS UNDER THE HALLWOOD AGREEMENT MAY NOT BE SATISFIED AND THE ACQUISITION MAY NOT BE COMPLETED. ADDITIONAL FACTORS THAT MAY IMPACT THE FORWARD LOOKING STATEMENTS ARE SET FORTH IN OUR FORM 8-K FILED ON MAY 14, 2004. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

2

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements Under Rule 3-14 of Regulation S-X

Statements of Revenues and Certain Operating Expenses for Hallwood Realty Partners, L.P.

Report of Independent Registered Public Accounting Firm	F-1
Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2004 (unaudited), and for the Year Ended December 31, 2003	F-2
Notes to Statements of Revenues and Certain Operating Expenses	F-3

Neither the Company nor its affiliates are related to the seller of these properties. The historical financial statements listed in Item 7 (a) present the results of operations of the Hallwood properties during periods prior to their expected acquisition by HRPT Properties Trust ("HRP") and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which are not comparable to the expected future operations by HRP. In assessing the Hallwood properties, HRP considered each property’s revenue sources, including those which have been affected, and are expected to be affected in the future by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for office and industrial space and the ability of tenants to make payments when due. HRP also considered each property’s expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which may be recovered from tenants. Changes in these factors or as a result of other factors described in the notes to the pro forma data provided below will cause future operating results to differ from the historical and pro forma operating results presented, but can not be predicted at this time.

(b)	Pro Forma Financial Data

Introduction to Unaudited Pro Forma Condensed Consolidated
        Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance
        Sheet as of March 31, 2004
Unaudited Pro Forma Condensed Consolidated Statement
        of Income for the Three Months Ended March 31, 2004
Unaudited Pro Forma Condensed Consolidated Statement
        of Income for the Year Ended December 31, 2003
Notes to Unaudited Pro Forma Condensed Consolidated
Financial Statements	F-8 F-9 F-10 F-11 F-12

(c)	Exhibits

23.1 Consent of Deloitte & Touche LLP.

3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Hallwood Realty Partners, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Hallwood Realty Partners, L.P. (the “Partnership”) for the year ended December 31, 2003. The Statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit of the Statement provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K and incorporation by reference into Registration Statements on Form S-3 of HRPT Properties Trust) as described in Note 2 to the Statement and is not intended to be a complete presentation of the Partnership’s revenues and expenses.

In our opinion, the Statement presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Statement of the Partnership for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

Dallas, Texas
June 21, 2004

HALLWOOD REALTY PARTNERS, L.P.

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED) AND
YEAR ENDED DECEMBER 31, 2003

	Three months ended March 31, 2004 (unaudited)	Year ended December 31, 2003
REVENUES:
Property operations	$17,535,692	$68,167,426
Parking, construction and tenant services	1,335,115	4,132,750
Total revenues	18,870,807	72,300,176

EXPENSES:
Property operations	5,264,746	20,711,348
Parking, construction and tenant services	818,818	2,239,866
Real estate taxes and insurance	1,805,784	7,145,686
Marketing and leasing	128,028	517,643

Total expenses	8,017,376	30,614,543

REVENUES IN EXCESS OF CERTAIN OPERATING EXPENSES	$10,853,431	$41,685,633

See notes to statements of revenues and certain operating expenses.

HALLWOOD REALTY PARTNERS, L.P.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2003

1.	NATURE OF THE PARTNERSHIP’S BUSINESS

Hallwood Realty Partners, L.P. (“HRPLP”), a publicly traded Delaware limited partnership, operates in the commercial real estate industry. HRPLP’s activities include the acquisition, ownership and operation of its commercial real estate assets. Units representing limited partnership interests are traded on the American Stock Exchange under the symbol “HRY.”

Hallwood Realty, LLC (“Realty”), a Delaware limited liability company and indirectly wholly-owned subsidiary of The Hallwood Group Incorporated, is HRPLP’s general partner and is responsible for asset management of HRPLP and its properties, including decision-making responsibility for financing, refinancing, acquiring and disposing of properties. In addition, Realty provides general operating and administrative services to HRPLP. Hallwood Commercial Real Estate, LLC (“HCRE”), another indirectly wholly owned subsidiary of The Hallwood Group Incorporated, provides property management, leasing and construction supervision services to the properties.

On April 16, 2004, HRPLP announced that it and certain of its affiliates have entered into an Agreement and Plan of Merger with HRPT Properties Trust (“HRPT”), pursuant to which HRPLP will merge with a subsidiary of HRPT. As a result of the merger, HRPLP will become a wholly-owned subsidiary of HRPT and will no longer be a publicly traded limited partnership.

As of December 31, 2003, HRPLP owned 15 real estate assets (“the Properties”) located in six states and containing 5,207,000 net rentable square feet as follows (unaudited):

Name and location	Description	Net Rentable Square Feet	Percentage Leased as of 12/31/2003

Airport Plaza San Diego, California	three story office building	48,637	86%

Allfirst Building Baltimore, Maryland	22 story office building	343,080	98%

Bellevue Corporate Plaza Bellevue, Washington	ten story office building	242,861	75%

Bradshaw Business Parks Sacramento and Rancho Cordova, California	21 single story office/warehouse buildings at four sites	452,838	93%

Corporate Square Atlanta, Georgia	10 one to seven story office buildings	598,929	99%

Executive Park Atlanta, Georgia	26 one to six story office buildings	1,021,332	83%

Fairlane Commerce Park Dearborn, Michigan	11 single story buildings in office/industrial park	416,056	88%

Fountain View Business Center San Diego, California	3 three story office buildings	89,432	77%

Gulley Road Industrial Park Dearborn, Michigan	5 single story buildings in an industrial park	154,360	75%

Montrose Office Center Rockville, Maryland	ten story office building	147,357	98%

Parklane Towers Dearborn, Michigan	twin 15 story office buildings	486,867	76%

Raintree Industrial Park Solon, Ohio	14 single story buildings in office/industrial complex	795,198	78%

Riverbank Plaza San Diego, California	2 three story office buildings	40,222	100%

Andover Executive Park Tukwila, Washington	14 single story buildings in an office/industrial park	231,123	90%

West Valley Industrial Park Kent, Washington	3 single story buildings in an industrial park	138,296	97%

Leases generally require the Properties’ tenants to pay fixed rents, plus a proportionate share of certain building operating costs and real property taxes. Revenue from property operations includes expense recoveries of $4,166,000 in 2003. In addition, certain leases include provisions for annual rental adjustments. Some leases contain provisions that allow tenants to terminate their leases prior to normal expiration. At December 31, 2003, the Properties, in the aggregate, were approximately 86% leased. The following table sets forth the minimum cash rental payments to be received from leases in place as of December 31, 2003 (in thousands):

Year Ending December 31	Payments from Leases without Early Termination Rights	Payments from Leases with Early Termination Rights	Total

2004	$ 57,370	$ 39	$ 57,409
2005	47,308	2,300	49,608
2006	35,049	1,588	36,637
2007	26,016	3,936	29,952
2008	19,905	5,688	25,593
Thereafter	61,094	42,446	103,540
Totals	$246,742	$55,997	$302,739

As of December 31, 2003, the General Services Administration of the U.S. Government (“GSA”) leased 396,000 square feet of office space at Executive Park, under six leases which expire between 2004 and 2015. Also, as of December 31, 2003, GSA leased 353,000 square feet of office space at Corporate Square under three leases, which expire in 2004, 2013 (with a right to terminate in 2008) and 2020. The GSA accounted for 17% of revenues in 2003.

Revenues from property operations on the Statements of Revenues and Certain Operating Expenses (the “Statements”) include the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of $275,215 and $1,808,090 for the three months ended March 31, 2004 (unaudited) and for the year ended December 31, 2003, respectively.

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The Statements have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. The Statements for the three months ended March 31, 2004 (unaudited) and for the year ended December 31, 2003, include the historical revenues and certain operating expenses of the Properties, exclusive of certain historical expenses such as corporate expenses, mortgage interest, and depreciation and amortization (collectively, the “Excluded Items”), which may not be comparable to amounts expected to be incurred in the future.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition—The Properties operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate minimum lease payments on a straight-line basis over the entire term of the leases. Revenues from expense recoveries are recorded when earned.

Repairs and Maintenance—Expenditures for repairs and maintenance are expensed as incurred.

3.	RELATED PARTY TRANSACTIONS

HRPLP pays certain fees to Realty in connection with its ongoing management, including an asset management fee, acquisition fees and disposition fees. Specifically, HRPLP pays an asset management fee equal to 1% of the net aggregate base rents of the Properties.

HRPLP pays HCRE compensation in connection with the management of the Properties. The management contracts with HCRE, which were scheduled to expire June 30, 2004, were amended in April 2004. These contracts will now expire on the later of the closing date of the proposed merger with HRPT or six months from the termination of the planned merger. The contracts provide for basic property management fees equal to 2.85% of cash collected from the Properties’ tenants.

HRPLP compensates Realty and HCRE for services provided to it and its Properties as described above and HRPLP reimburses Realty and HCRE, at cost, for certain expenses. In particular, since HRPLP does not directly employ any individuals, the compensation and other costs related to approximately 70 employees rendering services on behalf of HRPLP and its properties are reimbursed to Realty and HCRE by HRPLP. The following table sets forth such compensation and reimbursements paid by HRPLP which are included in the Statements of Revenues and Certain Operating Expenses:

	Entity Paid or Reimbursed	Three months ended March 31, 2004 (unaudited)	Year ended December 31, 2003
Asset management fee	Realty	$152,674	$ 604,824
Property management fee	HCRE	512,125	1,986,770
Reimbursement of costs	HCRE	986,539	3,932,204

4.	COMMITMENTS AND CONTINGENCIES

M&T Bank, formerly Allfirst Bank, the principal tenant of the Allfirst Building, has an option to purchase the building from HRPLP for $28,000,000 in 2006.

The environmental laws of the federal government and of certain state and local governments impose liability on current property owners for the cleanup of hazardous and toxic substances discharged on such property. This liability may be imposed without regard to the timing, cause or person responsible for the release of such substances onto the property. HRPLP could be subject to an additional liability in the event that it owns properties having such environmental problems. Parklane Towers, as well as certain other properties to a lesser extent, are known to contain asbestos. Removal of asbestos at HRPLP’s properties is not required because it is cementitious, it is not friable, and because the procedures in HRPLP’s site environmental program Operations and Maintenance Manual are performed as required.

HRPT Properties Trust

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2004, reflects the financial position of the Company as if the transactions described in the footnotes to the unaudited pro forma condensed consolidated financial statements were completed on March 31, 2004. The unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2004, and the year ended December 31, 2003, present the results of operations of the Company as if the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements were completed on January 1, 2003. These unaudited pro forma condensed consolidated financial statements should be read in connection with the financial statements of the Company for the three months ended March 31, 2004, included in the Company’s Quarterly Report on Form 10-Q, the financial statements of the Company for the year ended December 31, 2003, included in the Company’s Annual Report on Form 10-K and the financial statements included in Item 7(a) of this Form 8-K. These unaudited pro forma financial statements are not necessarily indicative of the expected results of operations of the Company for any future period. Differences will result if the acquisition of Hallwood Realty Partners, L.P. is not completed as planned. Differences could also result from, among other considerations, future changes in the Company’s portfolio of investments, changes in interest rates, changes in the capital structure of the Company, changes in property level operating expenses, and changes in property level revenues including rents expected to be received on leases in place or signed during and after 2003.

HRPT PROPERTIES TRUST
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2004
(dollars in thousands)

		Pro Forma Adjustments
	Historical	Pending Acquisition (A)	Acquired Property (B)	Pro Forma
ASSETS
Real estate properties, at cost	$ 3,913,170	$ 390,726	$ 20,313	$ 4,324,209
Less accumulated depreciation	383,842	--	--	383,842
	3,529,328	390,726	20,313	3,940,367
Acquired real estate leases	67,569	48,396	1,356	117,321
Equity investments	222,589	--	--	222,589
Cash and cash equivalents	43,609	(14,721)	(19,027)	9,861
Other assets	164,316	20,175	(2,100)	182,391
	$ 4,027,411	$ 444,576	$ 542	$ 4,472,529

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$ --	$ 310,000	$ --	$ 310,000
Term loan	250,000	--	--	250,000
Senior notes payable, net	993,494	--	--	993,494
Mortgage notes payable, net	327,582	114,255	--	441,837
Acquired real estate lease obligations	32,096	9,122	542	41,760
Other liabilities	86,528	11,199	--	97,727
Shareholders' equity	2,337,711	--	--	2,337,711
	$ 4,027,411	$ 444,576	$ 542	$ 4,472,529

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRPT PROPERTIES TRUST
Unaudited Pro Forma Condensed Consolidated Statement of Income
Three Months Ended March 31, 2004
(amounts in thousands, except per share amounts)

		Pro Forma Adjustments
	Historical	Pending Acquisition (C)	Acquired Properties (D)	Financing (E)	Pro Forma
REVENUES:
Rental income	$ 136,458	$ 18,008	$ 936	$ --	$ 155,402
Interest and other income	120	--	--	--	120
Total revenues	136,578	18,008	936	--	155,522

EXPENSES:
Operating expenses	51,016	7,910	334	--	59,260
Interest	26,225	2,845	138	(1,291)	27,917
Depreciation and amortization	25,043	3,250	208	--	28,501
General and administrative	5,698	538	36	--	6,272
Loss on early extinguishment of debt	2,866	--	--	(2,866)	--
Total expenses	110,848	14,543	716	(4,157)	121,950

Income before equity in earnings of equity investments	25,730	3,465	220	4,157	33,572

Equity in earnings of equity investments	3,800	--	--	(252)	3,548
Gain on equity transactions of equity investments	19,845	--	--	--	19,845
Net income	49,375	3,465	220	3,905	56,965
Preferred distributions	(11,500)	--	--	--	(11,500)
Net income available for common shareholders	$ 37,875	$ 3,465	$ 220	$ 3,905	$ 45,465
Weighted average common shares outstanding	172,724			4,550	177,274
Basic and diluted earnings per common share:
Net income available for common shareholders	$ 0.22				$ 0.26

        See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRPT PROPERTIES TRUST
Unaudited Pro Forma Condensed Consolidated Statement of Income
Year Ended December 31, 2003
(amounts in thousands, except per share amounts)

		Pro Forma Adjustments
	Historical	Pending Acquisition (F)	Acquired Properties (G)	Financing (H)	Pro Forma
REVENUES:
Rental income	$ 500,316	$ 68,100	$ 62,524	$ --	$ 630,940
Interest and other income	411	--	--	--	411
Total revenues	500,727	68,100	62,524	--	631,351

EXPENSES:
Operating expenses	192,813	30,138	14,410	--	237,361
Interest	101,144	11,894	12,533	(11,733)	113,838
Depreciation and amortization	93,273	12,997	5,793	--	112,063
General and administrative	19,338	2,150	3,129	--	24,617
Loss on early extinguishment of debt	3,238	--	--	(3,238)	--
Total expenses	409,806	57,179	35,865	(14,971)	487,879

Income before equity in earnings of equity investments	90,921	10,921	26,659	14,971	143,472

Equity in earnings of equity investments	23,525	--	--	(3,017)	20,508
Net income	114,446	10,921	26,659	11,954	163,980
Preferred distributions	(46,000)	--	--	--	(46,000)
Net income available for common shareholders	$ 68,446	$ 10,921	$ 26,659	$ 11,954	$ 117,980

Weighted average common shares outstanding	136,270			43,158	179,428

Basic and diluted earnings per common share:
Net income available for common shareholders	$ 0.50				$ 0.66

        See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRPT PROPERTIES TRUST
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
(dollars and square feet in thousands)

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(A)	Represents the impact of the Company's pending acquisition and related financing of Hallwood Realty Partners, L.P., or Hallwood, in July 2004 which is expected to be funded with borrowings under the Company’s revolving credit facility and cash on hand. In addition to the $250,000 estimated cash purchase price, we expect to assume approximately $206,000 of Hallwood’s outstanding debt and prepay approximately $100,000 of such debt at or shortly after closing. We expect to record premiums on the remaining Hallwood debt reflecting the difference between market and in place interest rates. We believe at the time of the acquisition Hallwood will have net working capital of approximately $57,000. After deducting estimated debt repayment premiums, transaction related fees and costs and certain adjustments based on contract terms, we believe the estimated aggregate acquisition cost to be approximately $430,000. The estimated purchase price of Hallwood is subject to change based on contractual terms of the purchase agreements.

(B)	Represents the impact of the Company’s acquisition subsequent to March 31, 2004, through May 31, 2004, of one property located in Memphis, TN, which was funded with cash on hand.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Three Months Ended March 31, 2004

(C)	Represents the impact on rental income and operating expenses for the three months ended March 31, 2004, of the pending acquisition of Hallwood, the impact on interest expense of related amounts borrowed under the Company's revolving credit facility and $106,000 of the debt we expect to assume from Hallwood, and the pro forma impact of this acquisition on depreciation and amortization and general and administrative expenses. Details of the pending acquisition of Hallwood are as follows:

HRPT PROPERTIES TRUST
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)
(dollars and square feet in thousands)

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Three Months Ended March 31, 2004 (continued)

Date Acquired	Location	Number of Buildings	Square Feet	Purchase Price (1)
Hallwood Portfolio:
Pending	Sacramento, CA	21	453	$ 21,187
Pending	San Diego, CA	6	178	18,084
Pending	Atlanta, GA	34	1,568	176,757
Pending	Baltimore, MD	1	343	36,476
Pending	Rockville, MD	1	147	23,608
Pending	Dearborn, MI	18	1,060	87,212
Pending	Solon, OH	14	795	20,018
Pending	Bellevue, WA	1	243	29,104
Pending	Kent, WA	3	138	4,141
Pending	Tukwila, WA	14	231	13,413
		113	5,156	$430,000
(1) Includes estimated closing costs.

(D)	Represents the impact on rental income, operating expenses and interest expense for the three months ended March 31, 2004, of properties acquired by the Company during 2004 through May 31, 2004, and related amounts borrowed under the Company’s revolving credit facility and the pro forma impact of these acquisitions on depreciation and amortization and general and administrative expenses. Details of the 2004 acquisitions are as follows:

Date Acquired	Location	Number of Buildings	Square Feet	Purchase Price (1)
2/11/04	Arnold, MO	1	65	$ 8,343
2/24/04	Quincy, MA	1	46	7,739
4/28/04	Memphis, TN	1	111	21,127
		3	222	$37,209

(1) Includes estimated closing costs.

HRPT PROPERTIES TRUST
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)
(dollars and square feet in thousands)

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Three Months Ended March 31, 2004 (continued)

(E)	Represents the pro forma net effect on interest expense, loss on early extinguishment of debt and equity in earnings of equity investments, resulting from the issuance of 34,500,000 common shares in January 2004, the sale of 3,148,500 common shares of Senior Housing Properties Trust in January and February 2004, the prepayment of $143,000 of 8.50% senior notes in February 2004, and the issuance of $250,000 of term debt in February 2004, and the net impact of these activities on interest expense related to the net change in the Company's revolving credit facility. During the presented period, the weighted average interest rate on the credit facility was 1.9%.

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2003

(F)	Represents the impact on rental income, operating expenses and interest expense for the year ended December, 31, 2003, of the pending acquisition of Hallwood and related borrowings under the Company's revolving credit facility and assumption of debt described in Note C, and the pro forma impact of this acquisition on depreciation and amortization and general and administrative expenses.

(G)	Represents the impact on rental income, operating expenses and interest expense for the year ended December 31, 2003, of properties acquired during 2004 described in Note D, properties acquired during 2003 and related amounts borrowed under the Company's revolving credit facility, and the pro forma impact of these acquisitions on depreciation and amortization and general and administrative expenses. Details of the 2003 acquisitions are as follows:

HRPT PROPERTIES TRUST
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements (continued)
(dollars and square feet in thousands)

Unaudited Pro Forma Condensed Consolidated Statement of Income Adjustments for the Year Ended December 31, 2003 (continued)

Date Acquired	Location	Number of Buildings	Square Feet	Purchase Price (1)
1/28/03	Baltimore, MD	1	551	$ 63,282
2/13/03	Foxborough, MA	1	209	30,214
5/23/03	Fort Worth, TX	1	666	47,925
6/30/03	Erlanger, KY	1	86	13,624
7/24/03	Meriden, CT	1	48	7,687
8/01/03	Mansfield, MA	3	384	41,944
8/29/03	Windsor, CT	1	121	13,759
9/05/03	Mansfield, MA	2	190	22,854
9/17/03	Albuquerque, NM	2	291	40,295
11/07/03	St. Louis, MO	1	67	9,030
11/10/03	Santa Ana, CA	1	68	13,630
12/05/03	Oahu, HI	11	9,755	482,033
12/19/03	Tolleson, AZ	1	236	12,575
		27	12,672	$798,852
(1) Includes closing costs.

(H)	Represents the pro forma net effect on interest expense, loss on early extinguishment of debt and equity in earnings of equity investments, resulting from the 2004 financing transactions discussed in Note E above, the issuance of 13,835,100 common shares in June and July 2003, the prepayment of $90,000 of 7.875% senior notes in February 2003 and $65,000 of 8.375% senior notes in June 2003, the issuance of $200,000 of 6.40% senior notes in January 2003 and $250,000 of 5.75% senior notes in October 2003, plus the net impact of these activities on interest expense related to the net change in the Company’s revolving credit facility. During the presented period, the weighted average interest rate on the credit facility was 2.0%.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST By: /s/ John C. Popeo Name: John C. Popeo Title: Treasurer and Chief Financial Officer Dated: June 23, 2004